PICO HOLDINGS, INC.
CERTIFICATE OF INCORPORATION
The undersigned, a natural person (the “Sole Incorporator”), for the purpose of organizing a Corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:
ARTICLE I
The name of the Corporation is PICO Holdings, Inc. (the “Corporation”).
ARTICLE II
The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware, 19801. The name of the registered agent of the Corporation in the State of Delaware is The Corporation Trust Company.
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) or any applicable successor act thereto, as the same may be amended from time to time.
ARTICLE IV
4.1     Authorized Capital Stock. The total number of shares of stock that the Corporation shall have authority to issue is 110,000,000, consisting of 100,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”) and 10,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).
4.2    Increase or Decrease in Authorized Capital Stock. The Board of Directors of the Corporation (the “Board”) is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
4.3    Common Stock.
(a)    Ranking. The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights of the holders of Preferred Stock of any series as may be designated by the Board upon any issuance of the Preferred Stock of any series.

(b)    Voting. Except as otherwise provided by law or by the resolution or resolutions providing for the issuance of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Each outstanding share of Common Stock entitles its holder to one vote on all matters submitted to a vote of stockholders. Notwithstanding any other provision of this Certificate of Incorporation (this “Certificate of Incorporation” which term, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time) to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms, number of shares, powers, designations, preferences, or relative participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereon, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or pursuant to the DGCL.
(c)    Dividends. Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, each share of Common Stock shall be entitled to receive and share equally in all dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.
(d)    Liquidation. Upon the dissolution, liquidation or winding up of the affairs of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock and the claims of creditors, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them. A dissolution, liquidation or winding up of the affairs of the Corporation, as such terms are used in this Section 4.3(d) of Article IV, shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets.
(e)    No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.
4.4    Preferred Stock.
(a)    Shares of Preferred Stock may be issued from time to time in one or more series. Subject to Section 4.4(b) below, the Board is hereby authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without stockholder approval, by filing a certificate pursuant to the DGCL (a “Preferred Stock Designation”), setting forth such resolution or resolutions and, with respect to each such series, (i) establishing the number of shares to be included therein and (ii) fixing (x) the voting powers, full or limited, or no voting power of the shares thereof, and (y) the designation, preferences and relative, participating, optional or other special rights, if any, of the shares thereof and any qualifications, limitations or restrictions with respect thereto. The powers, designation, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to Section 4.4(b) below, the authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:
(i)    the designation of the series, which may be by distinguishing number, letter or title;

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(ii)    the number of shares of the series, which number the Board is authorized to thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);
(iii)    the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;
(iv)    the dates on which dividends, if any, shall be payable;
(v)    the redemption rights and price or prices, if any, for shares of the series;
(vi)    the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;
(vii)    the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
(viii)    whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;
(ix)    restrictions on the issuance of shares of the same series or any other class or series;
(x)    the voting rights, if any, of the holders of shares of the series generally or upon specified events; and
(xi)    any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions thereof, all as may be determined from time to time by resolution or resolutions of the Board providing for the issuance of such series of Preferred Stock and set forth in the Preferred Stock Designation in respect thereof.
(b)    Notwithstanding Section 4.4(a) above to the contrary, without stockholder approval, the Board is only authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock by filing a Preferred Stock Designation, solely in connection with the Corporation’s adoption of a tax benefits preservation plan.
Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.
ARTICLE V
5.1    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board.
5.2    Number of Directors; Election; Term.

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(a)    The authorized number of directors of the Corporation shall not be less than five (5) nor more than nine (9). The exact number of directors may be fixed within the limits specified in this Section 5.2(a) by a resolution adopted by the Board or by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote. The minimum or maximum number of directors provided in this Section 5.2(a) may be changed only by amendment to this Certificate of Incorporation duly adopted by the affirmative vote of the holders of a majority of the voting power of outstanding shares of capital stock entitled to vote and by a resolution duly adopted by the Board. Subject to the rights of any outstanding series of Preferred Stock, all directors shall be elected by the holders of all outstanding shares of capital stock, voting together as a single class. At a stockholders’ meeting at which directors are to be elected, no stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes that the stockholder normally is entitled to cast) unless the candidates’ names have been placed in nomination prior to commencement of the voting and a stockholder has given notice at the meeting prior to commencement of the voting of the stockholder’s intention to cumulate votes. If any stockholder has given such a notice, then every stockholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that stockholder’s shares are entitled, or distribute the stockholder’s votes on the same principle among any or all of the candidates, as the stockholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.
(b)    At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier resignation or removal.
(c)    Unless and except to the extent that the bylaws of the Corporation (as amended and/or restated from time to time, the “Bylaws”) shall so require, the election of directors of the Corporation need not be by written ballot
5.3    Vacancies and Newly-Created Directorships. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, and except as otherwise provided in the DGCL, vacancies occurring on the Board from the death, disability, resignation, disqualification or removal of any director or from any other cause or from any newly created directorships resulting from an increase in the authorized number of directors may be filled by vote of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director or by the stockholders of the Corporation at the next annual meeting or any special meeting called for such purpose. A person so elected by the Board to fill a vacancy or newly created directorship shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until his or her successor shall be duly elected and qualified, subject to his or her earlier death, disability, disqualification, resignation or removal.
ARTICLE VI
In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board shall be expressly authorized to adopt, amend, alter or repeal the Bylaws of the Corporation. The Bylaws may also be adopted, amended, altered or repealed by the affirmative vote of the holders of a majority of the votes that would be entitled to be cast on such matter by the then outstanding shares of all classes and series of capital stock of the Corporation, voting together as a single class. In addition to the powers and authority herein or by statute expressly conferred upon them, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL and the Certificate of Incorporation.

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ARTICLE VII
7.1    Stockholder Action by Written Consent Without a Meeting. Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. Notwithstanding the foregoing sentence, no director may be elected by written consent unless such consent is by unanimous written consent of all shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors, to fill a vacancy (unless such vacancy is created by removal) on the Board unless previously filled by action of the Board.
7.2    Advance Notice of Stockholder Nominations and Other Business. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.
7.3    Committees. Pursuant to the Bylaws, the Board may establish one or more committees to which may be delegated any or all of the powers and duties of the Board to the fullest extent permitted by law.
7.4    Special Meetings. Special meetings of the stockholders of the Corporation may only be called (i) at any time and for any purpose or purposes, by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), or by the Chairman of the Board, or (ii) by the Secretary of the Corporation, upon the written request of stockholders as of the record date fixed in accordance with the Bylaws of the Corporation who hold of record or beneficially, in the aggregate, at least ten percent (10%) of the voting power of the outstanding shares of the Corporation (the “Requisite Percentage”) at the time such request is submitted by the holders of such Requisite Percentage, subject to and in accordance with the requirements set forth in the Bylaws of the Corporation.
ARTICLE VIII
8.1    Limitation of Personal Liability. To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided that nothing contained in this Section 8.1 shall eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to the provisions of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or amendment of this Section 8.1 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Section 8.1 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further eliminate or limit the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

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8.2    Indemnification. To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, the Corporation shall have the power to indemnify (and advance expenses to) any person made or threatened to be made a party to, or otherwise involved in, an action or proceeding, whether criminal, civil, administrative, investigative, legislative or otherwise, by reason of the fact that he, she, his or her testator or his or her intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation. Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Section 8.2 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights (or rights to advancement of expenses) than said law permitted the Corporation to provide prior to such amendment) and shall not adversely affect any right to indemnification (or advancement of expenses) of any person existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.
ARTICLE IX
The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including any rights, preferences or other designations of Preferred Stock), and any other provisions authorized by the DGCL may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of holders of shares representing a majority of the votes that would be entitled to be cast on such matter by the then outstanding shares of all classes and series of capital stock of the Corporation, voting together as a single class, shall be required to amend, alter, change or repeal any provision of this Certificate of Incorporation, or to adopt any new provision of this Certificate of Incorporation. Any amendment, repeal, modification or expiration of any of Article VIII and this sentence shall not adversely affect any right or protection of any person existing thereunder with respect to any act or omission occurring prior to such repeal or modification.
ARTICLE X
The Corporation expressly elects not to be governed by Section 203 of the DGCL.
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The name and the mailing address of the Sole Incorporator is as follows:

NAME	MAILING ADDRESS
Maxim C.W. Webb	7979 Ivanhoe Ave. # 300, La Jolla, CA 92037
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Certificate has been subscribed this 17th day of May 2017 by the undersigned who affirms that the statements made herein are true and correct.

/s/ Maxim C.W. Webb
Sole Incorporator